                                                                    EXHIBIT 21.1


                               MRO SOFTWARE, INC.
                              List of Subsidiaries

                                             Jurisdiction of
Name of Subsidiary                            Incorporation                       Ownership
------------------                           ---------------                      ---------
MRO International
Software, Inc.                               Delaware                                (1)
MRO Security Corporation                     Massachusetts                           (1)
MRO International
Holdings, Inc.                               Delaware                                (2)
MRO Software, UK Limited                     United Kingdom                          (2)
MRO Software (Canada) Limited                Canada                                  (2)
MRO Software S.A.R.L.                        France                                  (2)
MRO Software Australia Pty.
Limited                                      Australia                               (2)
MRO Software GmbH                            Germany                                 (2)
MRO Software NV                              Netherlands                             (2)
MRO Software AB                              Sweden                                  (2)
MRO Software Japan K.K.                      Japan                                   (2)
MRO Software (Thailand) Limited              Thailand                                (2)
MRO Software India Private Limited           India                                   (2)
MRO Software do Brasil Ltda.                 Brazil                                  (3)
MRO Software Hong Kong Ltd.                  Hong Kong                               (2)
MRO Software Mexico S.A. de C.V.             Mexico                                  (2)
MRO Software (Shanghai) Co. Ltd              China                                   (1)
MRO Software Italia s.r.l.                   Italy                                   (2)
MRO.com, Inc.                                Delaware                                (1)
MRO.com, Limited                             United Kingdom                          (4)
MRO.com, Limited                             Canada                                  (4)
MRO.com Pty Limited                          Australia                               (4)
MRO.com (Asia) Limited                       Hong Kong                               (4)
INTERMAT, Inc.                               Delaware                                (1)
MainControl, Inc.                            Delaware                                (5)
MC Holding Corp. I                           Delaware                                (1)
MC Holding Corp II                           Delaware                                (1)
MC Holding Corp. III                         Delaware                                (5)
MainControl Research Ltd.                    Delaware                                (6)
MainControl (UK) Limited                     United Kingdom                          (6)
MainControl GmbH                             Germany                                 (6)
MainControl, Ltd.                            Israel                                 (6&7)
MainControl Research Ltd                     Delaware                               (6&7)
IDFM, Inc.                                   Massachusetts                           (1)
Applied Image Technology, Inc.               Michigan                                (1)
Modern Distribution Management, Inc.         Minnesota                               (4)

(1)      All of the outstanding capital stock is owned by MRO Software, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by MRO International Software, Inc.

(3) 4,950 shares are owned by MRO International Software, Inc. and 50 shares are owned by MRO International Holdings, Inc.

(4)      All outstanding capital stock is owned by MRO.com, Inc.

(5)      MRO Software Inc. owns 100% of MC Holding Corp. I and MC Holding Corp.
         II. MRO Holding Corp. I and MC Holding Corp. II each hold a 50% interest in MC Holding Corp. III. MC Holding Corp. III owns 100% of MainControl, Inc. MC

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
         Holding Corp. III originally owned 100% of Capri Acquisition Corp. which was merged into MainControl, Inc.

(6)      MainControl, Inc owns 100%.

(7) MainControl, Ltd. Israel (The Company holds 3,999 shares and 1 share is held by G.L.E. Trust Services Ltd.) also domesticated in Delaware for tax purposes as MainControl Research Ltd.

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